                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A1
                                (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 25, 1995


                              HANOVER DIRECT, INC.
             (Exact name of registrant as specified in its charter)

                                     1-12082
                            (Commission File Number)

         DELAWARE                                               13-085326
(State or other jurisdiction                                 (I.R.S. Employer
      of incorporation                                    Identification Number)

1500 HARBOR BOULEVARD
WEEHAWKEN, NEW JERSEY
(Address of principal                                             07087
 executive offices)                                             (Zip Code)


        Registrant's telephone number, including area code (201) 863-7300


        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

                                EXPLANATORY NOTE

Item 7(a)(i) is being amended to reflect the fact that the attached financial statements are now being reported upon by Arthur Andersen LLP.

Item 7.           Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired:

(i)      The Austad Company -- Financial Statements for the years
                               ended December 31, 1994 and 1993

Report of Arthur Andersen LLP

Balance Sheets as of December 31, 1994 and 1993

Statements of Operations for the years ended December 31, 1994 and 1993

Statements of Changes in Shareholders' Equity for the years ended
         December 31, 1994 and 1993

Statements of Cash Flows for the years ended December 31, 1994 and 1993

Notes to Financial Statements

(c)      Exhibits:

         (1) Consent of Arthur Andersen LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HANOVER DIRECT, INC.
                                                 --------------------------
                                                        (Registrant)

April 16, 1996                              By:  /s/Wayne P. Garten
                                                 ---------------------------
                                                 Name: Wayne P. Garten
                                                 Title: Executive Vice
                                                        President & Chief
                                                        Financial Officer

                         THE AUSTAD COMPANY

                         Financial Statements as of
                         December 31, 1994 and 1993
                         Together With Report of
                         Independent Public Accountants

                             ARTHUR ANDERSEN LLP



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Austad Company:

We have audited the accompanying balance sheets of The Austad Company as of December 31, 1994 and 1993, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Austad Company as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                         /s/ Arthur Andersen LLP


Minneapolis, Minnesota,
   February 23, 1996

                               THE AUSTAD COMPANY

                                 Balance Sheets

                                As of December 31

                                 (In Thousands)

                                    ASSETS                    1994       1993
                                                             -------    -------
CURRENT ASSETS:
   Cash and cash equivalents                                 $   106    $   271
   Accounts receivable, net                                      634        943
   Inventories                                                 9,470     12,893
   Prepaid catalog costs                                         511        770
   Deferred taxes and other current assets                        50        566
                                                             -------    -------
               Total current assets                           10,771     15,443

PROPERTY AND EQUIPMENT, net                                    3,708      3,658
INTANGIBLES, net                                                  33         60
                                                             -------    -------
                                                             $14,512    $19,161
                                                             =======    =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term obligations               $   333    $   242
   Revolving credit borrowings                                 5,070      7,050
   Accounts payable                                            3,184      3,767
   Customer returns                                              737        887
   Accrued expenses                                            1,098      1,311
                                                             -------    -------
               Total current liabilities                      10,422     13,257

LONG-TERM OBLIGATIONS                                          3,069      3,096

NOTES PAYABLE TO SHAREHOLDERS                                    768        768
                                                             -------    -------
COMMITMENTS AND CONTINGENCIES (Note 7)

SHAREHOLDERS' EQUITY (Note 6):
   Series A preferred stock                                    1,142      1,142
   Series B preferred stock                                      550        550
   Series C preferred stock                                        1          1
   Common stock                                                   29         29
   Additional paid-in capital                                      4          4
   (Accumulated deficit) retained earnings                    (1,473)       314
                                                             -------    -------
               Total shareholders' equity                        253      2,040
                                                             -------    -------
                                                             $14,512    $19,161
                                                             =======    =======

      The accompanying notes are an integral part of these balance sheets

                               THE AUSTAD COMPANY

                            Statements of Operations

                         For the Years Ended December 31

                                 (In Thousands)

                                                             1994         1993
                                                           -------      -------

NET SALES                                                  $39,198      $42,882

COST OF SALES                                               24,689       28,050
                                                           -------      -------
               Gross profit                                 14,509       14,832

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                14,365       14,239

DEPRECIATION AND AMORTIZATION EXPENSE                          815          680
                                                           -------      -------
               Operating loss                                 (671)         (87)

OTHER EXPENSE:

   Amortization of loan origination costs                      (61)        (105)
   Interest                                                 (1,048)        (816)
   Other, net                                                   (7)         (18)
                                                           -------      -------
               Net loss                                    $(1,787)     $(1,026)
                                                           =======      =======




   The accompanying notes are an integral part of these financial statements.

                               THE AUSTAD COMPANY

                  Statements of Changes in Shareholders' Equity

                         For the Years Ended December 31

                                 (In Thousands)

                                                                           Preferred Stock
                                                      -------------------------------------------------------
                                                      $4.46 Cumulative    $4.46 Cumulative
                                                         Redeemable          Redeemable         Convertible
                                                          Series A            Series B           Series C         Common Stock
                                                      ----------------    ----------------    ---------------   ---------------
                                                      Shares    Amount    Shares    Amount    Shares   Amount   Shares   Amount
                                                      ------    ------    ------    ------    ------   ------   ------   ------
BALANCE, December 31, 1992                               -      $    -      -         $  -       -       $-       45       $45

   Series A preferred stock issued in exchange for
     common stock                                       10       1,142      -            -       -        -      (10)      (10)

   Series B preferred stock issued in exchange for
     common stock                                        -           -      5          550       -        -       (5)       (5)

   Series C preferred stock issued in exchange for
     common stock                                        -           -      -            -       1        1       (1)       (1)

   Net loss                                              -           -      -            -       -        -        -         -
                                                        --      ------      -         ----       -       --      ---       ---
BALANCE, December 31, 1993                              10       1,142      5          550       1        1       29        29

   Net loss                                              -           -      -            -       -        -        -         -
                                                        --      ------      -         ----       -       --      ---       ---
BALANCE, December 31, 1994                              10      $1,142      5         $550       1       $1       29       $29
                                                        ==      ======      =         ====       =       ==      ===       ===

                                                                    Retained
                                                     Additional     Earnings        Total
                                                      Paid-In     (Accumulated   Shareholders'
                                                      Capital       Deficit)        Equity
                                                     ----------   ------------   -------------
BALANCE, December 31, 1992                              $4           $ 3,017         $ 3,066

   Series A preferred stock issued in exchange for
     common stock                                        -            (1,132)              -

   Series B preferred stock issued in exchange for
     common stock                                        -              (545)              -

   Series C preferred stock issued in exchange for
     common stock                                        -                 -               -

   Net loss                                              -            (1,026)         (1,026)
                                                        --           -------         -------
BALANCE, December 31, 1993                               4               314           2,040

   Net loss                                              -            (1,787)         (1,787)
                                                        --           -------         -------
BALANCE, December 31, 1994                              $4           $(1,473)        $   253
                                                        ==           =======         =======


   The accompanying notes are an integral part of these financial statements.

                               THE AUSTAD COMPANY

                            Statements of Cash Flows

                         For the Years Ended December 31

                                 (In Thousands)

                                                                                1994       1993
                                                                              -------    -------
OPERATING ACTIVITIES:

   Net loss                                                                   $(1,787)   $(1,026)
   Adjustments to reconcile net loss to net cash from operating activities-
      Depreciation and amortization                                               876        785
      Other                                                                        (8)         3
      Change in operating assets and liabilities:
         Accounts receivable                                                      309       (214)
         Inventories                                                            3,423     (2,599)
         Prepaid catalog costs                                                    259         16
         Deferred taxes and other current assets                                  516       (446)
         Accounts payable                                                        (809)        44
         Customer returns                                                        (150)      (110)
         Accrued expenses                                                        (213)       257
                                                                              -------    -------
               Net cash provided by (used in) operating activities              2,416     (3,290)
                                                                              -------    -------
INVESTING ACTIVITIES:
   Purchases of property and equipment, net                                      (477)      (483)
                                                                              -------    -------
FINANCING ACTIVITIES:
   Proceeds from issuance of long-term obligations                              5,070      9,323
   Payments on long-term obligations                                           (7,400)    (7,092)
   Increase in cash overdraft                                                     226        422
                                                                              -------    -------
               Net cash (used in) provided by financing activities             (2,104)     2,653
                                                                              -------    -------
DECREASE IN CASH AND CASH EQUIVALENTS                                            (165)    (1,120)

CASH AND CASH EQUIVALENTS:
   Beginning of year                                                              271      1,391
                                                                              -------    -------
   End of year                                                                $   106    $   271
                                                                              =======    =======




   The accompanying notes are an integral part of these financial statements.

                               THE AUSTAD COMPANY

                          Notes to Financial Statements

                           December 31, 1994 and 1993

1.   BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING PRINCIPLES:

BUSINESS DESCRIPTION

The operations of The Austad Company (the Company) consist principally of the worldwide mail order distribution of sports and leisure equipment, and related apparel and accessories, specializing in golf. In addition, the Company maintains retail stores in Blaine and Edina, Minnesota; Oak Brook, Illinois; and Sioux Falls, South Dakota. Sales to customers are primarily by cash, credit card or credit terms that the Company establishes for individual customers.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable is comprised primarily of amounts due from worldwide distributors of the Company's products and amounts due from lessees of the Company's mailing lists, net of an allowance for doubtful accounts of $31,000 and $42,000 in 1994 and 1993, respectively.

Four distributors and one lessee comprised approximately 47% of the December 31, 1994 accounts receivable balance, approximately one-half of which was comprised of foreign distributors. Four distributors and one lessee comprised approximately 61% of the December 31, 1993 accounts receivable balance, approximately one-third of which was comprised of foreign distributors.

The Company performs ongoing credit evaluations of its customers, generally does not require collateral and maintains an allowance for potential credit losses.

INVENTORIES

Inventories are stated at the lower of cost or market with cost determined on the weighted average method.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements).

Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the lives or the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

REVENUE RECOGNITION AND MERCHANDISE RETURNS

The Company recognizes revenue upon shipment of inventory. Prepaid customer orders are recorded as a liability until the goods are shipped. The Company accepts returns of merchandise throughout the product's life with normal use and will accept trade-in of used golf clubs for in-store credit. The Company records a liability in connection with sales activity for projected merchandise returns based on historical return experience.

PREPAID CATALOG COSTS

The Company defers catalog preparation and distribution costs and amortizes such costs over the projected sales demand of the catalogs, which is primarily three to six months from the date catalogs are mailed.

INCOME TAXES

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

2.   OTHER FINANCIAL STATEMENT DATA:

The following provides additional information concerning selected balance sheet accounts at December 31 (in thousands):

                                                                    1994       1993
                                                                  -------    -------
       Property and equipment:
          Land                                                    $    42    $    42
          Buildings and improvements                                2,205      2,161
          Equipment, furniture and leasehold improvements           4,385      4,509
          Capitalized lease property                                1,556      1,176
                                                                  -------    -------
                                                                    8,188      7,888
          Less- Accumulated depreciation and amortization,
             including $257 in 1994 and $44 in 1993 related to
             capitalized lease property                            (4,480)    (4,230)
                                                                  -------    -------
                                                                  $ 3,708    $ 3,658
                                                                  =======    =======
       Accrued expenses:
          Payroll and accrued vacation                            $   326    $   442
          Payroll, property and sales taxes                           161        157
          Advance payments on orders                                  437        388
          Accrued promotions                                           15        164
          Accrued commissions                                          71         63
          Other                                                        88         97
                                                                  -------    -------
                                                                  $ 1,098    $ 1,311
                                                                  =======    =======


Accounts payable included a cash overdraft of $648,000 and $422,000 at December 31, 1994 and 1993, respectively, in connection with the Company's controlled disbursements account.

Selling, general and administrative expenses are net of revenues from shipping and handling, list rentals, package inserts and fulfillment of $3,808,000 and $4,403,000 for the years ended December 31, 1994 and 1993, respectively.

The following provides supplemental disclosures of cash flow activity for the years ended December 31 (in thousands):

                                                                     1994       1993
                                                                    ------     ------
      Cash paid (received) during the year for:
         Interest                                                   $1,033     $  809
         Income taxes                                                 (427)       429
      Noncash investing and financing activities:
         Property and equipment acquired through capital lease
            obligations                                                380      1,176

3.   FINANCING ARRANGEMENTS:

The Company's short-term and long-term debt consists of the following at December 31 (in thousands):

                                                              1994        1993
                                                             -------    -------
      Revolving loan                                         $ 5,070    $ 7,050
      Mortgage loan                                            2,189      2,241
                                                             -------    -------
                     Total short- and long-term debt           7,259      9,291

      Less- Current portion                                   (5,121)    (7,098)
                                                             -------    -------
      Long-term portion                                      $ 2,138    $ 2,193
                                                             =======    =======

During 1993, the Company entered into a revolving loan agreement with a bank which allowed for borrowings of up to $8,500,000 as of December 31, 1993 at an interest rate equal to the prime rate plus 2%. The prime rate at December 31, 1994 and 1993, was 8.5% and 6%, respectively. In January 1994, the revolving loan agreement commitment was increased to allow borrowings of up to $9,500,000, less outstanding letters of credit, based on adequacy of underlying collateral, and effective June 1, 1994, had been amended to extend through December 21, 1994. At December 21, 1994, the revolving credit agreement was decreased to $6,500,000 and was amended to extend through March 31, 1995. At March 31, 1995, the revolving loan agreement was amended to extend through May 31, 1995 (see
Note 8).

The loan is collateralized by accounts receivable, inventories, property and equipment, and intangible assets of the Company. The president of the Company has signed as a guarantor. In addition, the agreement contains provisions for the bank to provide letters of credit to the Company. As of December 31, 1994, the Company had outstanding letters of credit totaling $13,000. As of December 31, 1993, the Company did not have any outstanding letters of credit.

The Company was required to maintain a specified tangible net worth ratio, but did not meet this covenant in 1993 and through June 1, 1994. Under the June 1, 1994 amended agreement, this covenant was deleted. Under the June 1, 1994 amended agreement, the Company was required to attain prescribed minimum year-to-date net profits before taxes, but did not meet this covenant in 1994. Under the December 21, 1994 amended agreement, the Company was required to attain prescribed pretax net profits as of January 31, 1995, February 28, 1995 and March 31, 1995, which it also did not meet. In addition, the revolving loan agreement contains covenants including limitations on incurrence of debt, granting of liens, payment of dividends, investments, capital expenditures, merger or consolidation, loans or advances to related parties, and capital stock transactions.

During 1993, the Company entered into a mortgage loan agreement with the bank for $2,273,000, which bears interest at a rate of 8.75%. Monthly principal and interest payments are $20,000 with a final payment of $1,600,000 due in March 2003.

Aggregate maturities of bank debt are as follows (in thousands):

      1995                                                               $5,121
      1996                                                                   58
      1997                                                                   64
      1998                                                                   70
      1999                                                                   76
      Thereafter                                                          1,870
                                                                         ------
                                                                         $7,259
                                                                         ======

The Company has notes payable to shareholders of $768,000 as of December 31, 1994 and 1993. Interest expense paid to shareholders was $69,000 and $80,000 in 1994 and 1993, respectively. The notes are payable at the Company's option, accrue interest at 9%, payable quarterly, and are subordinated to the bank debt discussed above.

4.   INCOME TAXES:

In years prior to 1993, the shareholders of the Company had elected to be taxed as an S corporation under the Internal Revenue Code. In March 1993, the shareholders terminated the Company's S corporation election, effective January 1, 1993.

Effective January 1, 1993, the Company adopted the provisions of SFAS No. 109, Accounting for Income Taxes." This change in accounting for income taxes had no effect on the Company's financial position, results of operations and cash flows.

As of December 31, 1994 and 1993, the Company has net deferred income tax assets of approximately $2,488,000 and $889,000, respectively, which are offset by a valuation allowance based on the uncertainty associated with ultimate realization of these deferred income tax assets. The principal sources of temporary differences include net operating loss (NOL) carryforwards, allowance for sales returns, deferred catalog costs, allowance for inventory write-downs, and other accrued expenses such as accrued vacation and accrued gift certificates.

As of December 31, 1994, the net deferred income tax asset includes asset amounts arising from NOL carryforwards of approximately $1,586,000, $157,000 and $125,000 available for federal, Minnesota and Illinois income tax purposes, respectively. These carryforwards expire in 2008 and 2009.

Under the Internal Revenue Code, certain corporate stock transactions which the Company has entered into limit the amount of NOL carryforwards which may be utilized and the timing of the NOL utilization. Ultimate realization of the NOL carryforwards has been limited because of the changes in control which have occurred (see Note 8).

5.   RETIREMENT PLANS:

The Company has a profit-sharing plan which includes a 401(k) component that covers substantially all employees. Contributions to the profit-sharing component of the plan are at the discretion of the board of directors and the Company matches employee contributions to the 401(k) component of the plan, up to a maximum of $200 per employee. The Company contributed $21,000 and $17,000 to the plan for the years ended December 31, 1994 and 1993, respectively.

6.   SHAREHOLDERS' EQUITY:

The Company has 250,000 authorized shares of $1 par value common stock of which 29,000 shares were issued and outstanding at December 31, 1994. The Company also has 250,000 authorized $1 par value preferred shares.

During 1993, the Company approved agreements with four shareholders for the exchange of 16,000 shares of their common stock for preferred stock. The preferred stock was recorded at its estimated fair value on the effective date of the transaction. The Company issued 10,000 shares of Series A cumulative, redeemable preferred stock and 5,000 shares of Series B cumulative, redeemable preferred stock which accumulate dividends at a rate of $4.46 per share per year, commencing January 1, 1995. The Company also issued 1,000 shares of Series C noncumulative, convertible preferred stock.

The Company did not pay or accrue any dividends during 1994 and 1993. The Company is restricted from paying dividends on its common stock if Series A or Series B preferred is outstanding. As of December 31, 1994, the number of preferred shares issued in 1993 as mentioned above represents the total quantities of shares authorized, issued and outstanding.

Series A cumulative, redeemable and Series B cumulative, redeemable preferred stock have a liquidation preference over the common stock and the Series C preferred stock equal to $111.56 per share plus unpaid dividends. Payments to Series A and Series B preferred shareholders are to be made on a pro rata basis. Series A and Series B preferred stock are redeemable at the discretion of the board of directors between January 1, 1996 and June 30, 1996, at a value for the Series A preferred stock of $1,142,000 plus cumulative dividends and plus an amount based on 22.83% times the difference, if positive, between (a) five times fiscal 1995 earnings before interest, tax, depreciation, amortization, and extraordinary and nonrecurring amounts less capital expenditures and outstanding debt; and (b) $5,000,000, and at a value of $111.56 per share plus cumulative dividends for the Series B preferred stock.

Series C preferred stock has liquidation preference over the common stock equal to $111.56 per share. The Series C preferred stock may be converted to common stock on a share-for-share basis at the shareholder's discretion within 15 days after notice by the Company of its intention to conduct an initial public offering of its common stock, subject to certain limitations.

The Company has an agreement with its common stock shareholders that allows the Company to have the first option of purchasing the stock of a selling shareholder. If the Company does not purchase the stock, the other shareholders have the second option to purchase the stock based on their proportionate ownership of stock. The purchase price per share is the lower of the price per share from a bona fide third-party offer or the book value of the shares on the last day of the fiscal year ending on or before the date of the offer to sell.

7.   COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

The Company is committed under operating lease agreements covering its retail stores. The operating leases expire in varying terms through March 2005, with certain leases including escalation provisions. The Company is generally required to pay additional rent based on a percentage of sales. In addition to rental payments, the Company is required to reimburse the lessors for various operating expenses including a pro rata share of real estate taxes and common area expenses.

Total rent expense includes the following (in thousands):

                                                               1994         1993
                                                               ----         ----
            Minimum rent                                       $301         $309
            Percentage rent based on sales                       65           71
            Real estate taxes and other expenses                 67           25
                                                               ----         ----
                                                               $433         $405
                                                               ====         ====

FUTURE MINIMUM LEASE PAYMENTS

As of December 31, 1994, future minimum lease payments (excluding percentage rents based on sales) due under capital lease and existing noncancelable operating leases with remaining terms of greater than one year are as follows (in thousands):

                                                                 Capital   Operating
                                                                 Leases     Leases
                                                                 -------   ---------
            1995                                                 $  395     $  305
            1996                                                    402        292
            1997                                                    391        293
            1998                                                    284        296
            1999                                                      -        263
            Thereafter                                                -        613
                                                                 ------     ------
            Total minimum lease payments                          1,472     $2,062
                                                                            ======
            Less- Amounts representing interest                     259
                                                                 ------
            Capital lease obligations, including current
               maturities of $282 with interest ranging from
               5.35% to 17.4%                                    $1,213
                                                                 ======

EMPLOYEE AGREEMENTS

During 1993, the Company entered into a two-year noncompete agreement with a shareholder and former employee. Under the terms of the agreement, the Company is required to make monthly payments of $6,000 from August 1, 1993 through July 31, 1995, in addition to paying medical and health insurance premiums and certain membership fees. Expenses under this agreement were $79,000 and $36,000 in 1994 and 1993, respectively, and are included in selling, general and administrative expenses.

During 1993, the Company entered into a noncompete agreement with another shareholder and former employee. Under the terms of the agreement, the Company made payments of $133,000 during 1993. The agreement was amended effective December 31, 1993, whereby the Company is required to make quarterly payments of $10,000 from March 31, 1994 through
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                                      -8-



December 1998. Expenses under this agreement were $40,000 and $133,000 in 1994 and 1993, respectively, and are included in selling, general and administrative expenses.

PHANTOM STOCK PLAN

In November 1993, the board of directors approved an unfunded Phantom Stock Plan (the Plan) to provide incentive-deferred compensation for certain key employees of the Company. The value of the incentive-deferred compensation is measured based on performance units awarded to eligible employees by the board. Performance units vest at a rate of 20% per year on the anniversary of the grant date, provided the participant remains an employee of the Company. If a participant is terminated, the participant is entitled to receive his or her vested portion. Payments are to be made either in a lump sum or, at the board's sole discretion, in equal annual installments of principal and interest over five years.

Participants become fully vested upon termination of employment with the Company due to death, disability or retirement or upon termination of the Plan.

The value of a performance unit is equal to the net book value of an outstanding share of the Company's common stock as of the end of the fiscal year immediately preceding the date of grant. The Plan has not awarded any performance units as of December 31, 1994.

8.   SUBSEQUENT EVENTS:

SALE OF MAJORITY OWNERSHIP

On May 25, 1995, the Company's sole shareholder contributed 100% of the common shares of the Company for a minority interest in Austad Holdings, Inc. (the Parent). The majority shareholder simultaneously provided the Company $2,600,000 in loans. Also simultaneously with the transaction, the Company redeemed all of its outstanding preferred stock for $724,134, redeemed 14,394 shares of common stock for $475,866, declared a dividend on common stock of $600,000 and repaid the $768,000 of notes payable to shareholders.

On February 16, 1996, the majority shareholder of the Parent spun off the Company's retail activities to the minority shareholder in exchange for his minority interest in the Parent.

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                                EXHIBIT INDEX


                 Exhibit 1 - Consent of Arthur Andersen LLP